CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 30, 2025, relating to the financial statements of Gemini Space Station, LLC appearing in Registration Statement No. 333-289665 on Form S-1 of Gemini Space Station, Inc.

/s/ Deloitte & Touche LLP

New York, New York
February 19, 2026